AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger ("**Agreement**") is made and entered into as of March 24, 2023 (the "**Effective Date**"), by and among TPT SpeedConnect LLC, a Colorado Limited Liability Company, ("**SPC**"), and Asberry 22 Holdings, Inc., a Delaware Corporation ("**ASHI**"), and SPC Acquisition, Inc., a wholly-owned subsidiary of ASHI, domiciled in Colorado ("**Acquisition Sub**"). Each of ASHI, SPC and Acquisition Sub is referred to herein individually as a "party" and collectively as the "**Parties**".

RECITALS

A. This merger, pursuant to which SPC will convert to a corporation and Acquisition Sub will merge with and into SPC and SPC will survive, will produce a result of which the entire issued share capital of SPC (the "**SPC Shares**") will be deemed for all purposes to represent shares of common stock, par value $0.001 per share, of ASHI upon the terms and subject to the conditions set forth in this Agreement.

B. The Parties intend that the Merger contemplated by this Agreement will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "**Tax Code**").

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual covenants herein made, the parties hereby agree to the foregoing and as follows:

Section 1. Definitions. Capitalized terms not otherwise defined herein have the meanings set forth in the attached Schedule 1.

Section 2. The Merger.

(a) Effecting the Merger. Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as hereinafter defined), (i) after SPC converts to a Corporate entity, Acquisition Sub shall be merged with and into SPC (the "**Merger**"); (ii) the separate corporate existence of Acquisition Sub shall thereupon cease and SPC will continue as the surviving corporation in the Merger and wholly- owned subsidiary of ASHI (sometimes referred to herein as the "**Surviving Subsidiary**"), (iii) all the properties, rights and privileges, and power of SPC, shall vest in the Surviving Subsidiary, and all debts, liabilities and duties of SPC shall become the debts, liabilities and duties of the Surviving Subsidiary, and (iv) each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchange for one validly issued, fully paid and non-assessable share of the Surviving Subsidiary's common stock.

(b) Effect on Capital Stock.

Conversion of SPC Shares. At the Effective Time, *each SPC Share* issued and outstanding (approximately 1,000) on the Closing Date (as defined in Section 3, below) shall, by virtue of the Merger and without any action on the part of SPC, ASHI, Acquisition Sub, or the holders of the SPC Shares as of the Closing Date (the "**Original Holders**"), be converted into and will become 4,658.31733 shares of validly issued, fully paid and non-assessable common stock of ASHI (the "**Share Ratio**") such that the Original Holders (of SPC) will be issued a total of 4,658,318 common shares of ASHI (the "**ASHI Common Stock**"), as a result of the merger, constituting 85% of the then issued and outstanding common stock, and such shares shall be issued to the sole holder of the SPC common stock, subject to the receipt of the Exchange Agreement with representations, in the form attached hereto as Schedule 2. All shares of ASHI Common Stock issued upon the exchange of SPC Shares in accordance with the terms hereof shall (i) contain a restricted securities legend in compliance with the Securities Act and (ii) be deemed to have been

issued in full satisfaction of all rights pertaining to such SPC Shares. There shall be no further registration of transfers on the stock transfer books of SPC of the SPC Shares that were outstanding immediately prior to the Effective Time. See references below to the Series A Preferred Stock which is being acquired by TPT Global Tech, Inc.

Cancellation of SPC Shares. At the Effective Time, the SPC Shares will be deemed canceled and retired and will cease to exist, and each holder of a certificate for SPC Shares will cease to have any rights with respect thereto; provided, however, that, following the Closing Date, upon surrender of an original stock certificate representing SPC Shares, ASHI will deliver a stock certificate for shares of ASHI Common Stock to which such person is entitled pursuant to the Share Ratio, bearing any necessary or appropriate restrictive legend. The effect of the Merger shall be as provided in the applicable provisions of Delaware Law.

At the Effective Time, each share of common stock of Acquisition Sub ("**Acquisition Sub Stock**") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, nonassessable share of common stock of the Surviving Subsidiary. Each stock certificate (1,000 shares) evidencing ownership of any shares of Acquisition Sub Stock shall, at the Effective Time, be deemed as merged with and into SPC and evidence ownership of the Surviving Subsidiary.

(c) Reorganization. The Parties intend to adopt this Agreement and the Merger as a plan of reorganization under Section 368(a) of the Tax Code. The shares of ASHI Common Stock issued in the Merger will be issued solely in exchange for SPC Shares, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the SPC Shares. No consideration that could constitute "other property" within the meaning of Section 356(b) of the Tax Code is being transferred by ASHI for SPC Shares in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 2(c).

(d) Further Actions. If at any time after the Effective Time, ASHI or SPC reasonably determines that any deeds, assignments, or instruments, or conformations of transfer are necessary or desirable to carry out the purposes of this Agreement, the officers and directors of ASHI and SPC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable actions.

(e) Options. There are no Options or Warrants for common shares of SPC outstanding.

(f) Deleted

(g) Registration Rights.

ASHI shall file a Form S-1 Registration Statement with the Securities Exchange Commission within 120 days after closing, to register for resale: a) the common shares of ASHI, issued at closing, b) conversion shares for the Series A Supermajority Preferred Stock and c) those outstanding shares of the shareholders of ASHI existing as of the day prior to closing, and shall pursue such S-1 filing diligently to effectiveness.

(i) All expenses (other than underwriting discounts and commissions and stock transfer taxes and fees) incurred in connection with a registration pursuant to Section 2(g) including, without limitation, registration, filing and qualification fees, printers' and accounting fees, audit fees, and legal fees and costs of securities counsel for ASHI shall be borne by ASHI, post-merger. (Such fees are NOT included in any compensation shares to any party.)

(ii) All expenses (other than underwriting discounts and commissions and stock transfer taxes and fees) incurred in connection with a registration pursuant to Section 2(g) including, without limitation, registration, filing and qualification fees, printers' and accounting fees, audit fees, and legal fees and costs of securities counsel for ASHI shall be borne by ASHI, post-merger. (Such fees are NOT included in any compensation shares to any party.)

(iii) The Registration Statement shall also include common shares necessary to convert the Series A Preferred shares of ASHI into common stock, (in increments in lieu of redemption as may be agreed by the parties), or if converted prior to the filing of the registration, the amount of shares converted by agreement shall be registered for resale. This covenant may be enforced by injunction or any other legal means, by the holders of the Series A preferred stock of ASHI and ASHI shall bear all the expenses and attorneys fees of any litigation necessary to enforce this agreement. A separate agreement incorporating these terms shall be executed upon request of the holders of the Series A Preferred Stock.

(iv) The covenants contained herein above shall survive the closing and shall be enforceable by an action by all affected shareholders for injunction, or damages, whether or not contained a separate agreement.

Section 3. Closing.

(a) Closing Date. On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "**Closing**") shall be deemed effective on March 24, 2023, even if closed in escrow so that some of the conditions can be subsequently met and any document deliveries may be made using the Effective date of March 24, 2023, regardless of the actual date of delivery. All document deliveries must be made on or before March 27, 2023, or this agreement shall expire. (the "**Closing Date**").

(b) Documents to be Delivered by ASHI. On or before the Closing, ASHI will deliver or cause to be delivered to SPC:

(i) all consents or approvals required to be obtained by ASHI for the purposes of completing the Merger,

(ii) a certified copy of a resolution of the directors of ASHI dated as of the Closing Date appointing specified new Officers, designated by SPC, which shall include one person-full or part time-who is qualified to act as CFO for the purposes of keeping all accounting records in accordance with SEC Rules and regulations for audits on a current basis,

(iii) certified copies of such resolutions of the directors of ASHI as are required to be passed to authorize the execution, delivery and implementation of this Agreement.

(iv) A Convertible Promissory note in the amount of $500,000 payable to the Michael A Littman Atty Defined Benefit Plan in the form set forth in Schedule 4, together with a Securities Purchase Agreement and a Security and Pledge Agreement to secure the Promissory Note, in consideration of purchase of the outstanding Series A Preferred Stock of ASHI.

Section 4. Current Directors and Officers of ASHI and Appointment of New Officers and Directors

The Officers of ASHI shall resign effective upon the appointment of the new Officers, as designated by SPC. The Current Directors of ASHI shall remain as directors until the Series A Preferred Stock (500,000

shares) of ASHI shall have been redeemed or converted. SPC shall have designated two new directors for appointment effective at closing, and may then appoint new Officers, and the current officers shall resign at closing.

Section 5. SPC's Representations and Warranties. SPC represents and warrants to ASHI that the statements contained in this Section are true and correct as of the Effective Date and will be true and correct as of the Closing Date, as set forth herein and in the disclosure schedule delivered by SPC to ASHI (the " **SPC Schedule**"), arranged in sections corresponding to the paragraphs in this Section; the disclosure in any section or paragraph will qualify other paragraphs in this Section to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to such other paragraphs.

(a) Organization. SPC is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. SPC is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an Adverse Effect. Certified copies of the Certificate of Incorporation of SPC, as amended to date, each as currently in effect, have been made available to ASHI, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. SPC is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

(b) Capitalization.

(i) SPC's authorized capital shall consist solely of 1,000 SPC common Shares.

(ii) There will be 1,000 common shares outstanding of SPC and no other authorized or issued SPC Common Shares or other measure of capital ownership of SPC, except stock options under the current plan for employees. There are no agreements, arrangements, or understandings to which SPC is a party (written or oral) to issue any other SPC Shares or other measures of capital ownership of SPC. All of the outstanding SPC Shares were duly and validly issued and fully paid, are non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws.

(iii) Except as provided in the SPC Schedule (Schedule 6), there are no outstanding (A) options, warrants, or other rights to purchase from SPC any SPC Shares or other measures of capital ownership of SPC; (B) debt securities or instruments convertible into or exchangeable for SPC Shares or other measures of capital ownership of SPC; or (C) commitments of any kind for the issuance of additional SPC Shares or options, warrants or other securities of SPC.

(iv) There are no options or other rights to acquire such Shares or other measures of capital ownership and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any SPC Shares or other measures of capital ownership of SPC created by statute, the Certificate of Incorporation or Bylaws, or any agreement or other arrangement to which SPC is a party or to which it is bound and there are no agreements, arrangements or understandings to which SPC is a party (written or oral) pursuant to which SPC has the right to elect to satisfy any liability by issuing any SPC Shares or other measures of capital ownership of SPC.

(v) Other than the Bylaws, SPC is not a party or subject to any agreement or understanding, and, to SPC's knowledge, there is no agreement, arrangement or understanding between or among any persons which affects, restricts or relates to voting, giving of written consents, distributions, allocation of

profits and losses, or transferability of Shares or other measures of capital ownership of SPC, including any voting trust agreement or proxy.

(c) Authorization. SPC has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SPC and the consummation by SPC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and/or stockholder action by SPC and no other corporate proceedings on the part of SPC and no other stockholder vote or consent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPC. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which SPC is a party constitute the valid and legally binding obligations of SPC, enforceable against SPC in accordance with their respective terms, except as may be limited by principles of equity or applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally. The execution, delivery and performance by SPC of this Agreement and the agreements provided for herein, and the consummation by SPC of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, violate the provisions of the Certificate of Incorporation or Bylaws of SPC, or (i) violate any judgment, decree, order or award of any court, governmental body or arbitrator; (ii) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of SPC pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which SPC is a party or by which SPC or any of its properties is or may be bound; or (iii) to SPC's Knowledge, violate the provisions of any law, rule or regulation applicable to SPC, except where such violation would not reasonably be expected to have an Adverse Effect.

(d) No Conflict. The execution and delivery of this Agreement by SPC does not require any consent or approval under, result in any breach of, result in any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under; give to others any right of termination, vesting, amendment, acceleration or cancellation of; or result in the creation of any lien or encumbrance on any property or asset of SPC pursuant to; any material agreement of SPC or other instrument or obligation of SPC.

(e) Litigation. There is no action, suit, legal or administrative proceeding or investigation pending or, to SPC's Knowledge, threatened against or involving SPC (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency to SPC's Knowledge enjoining or requiring SPC to take any action of any kind with respect to its business, assets or properties.

(f) Insurance. The SPC Schedule 6 contains a listing of all current SPC insurance policies. To SPC's Knowledge, all current insurance policies are in full force and effect, are in amounts of a nature that are adequate and customary for SPC's business, and to SPC's Knowledge are sufficient for compliance with all legal requirements and agreements to which it is a party or by which it is bound. All premiums due on current policies or renewals have been paid, and there is no material default under any of the policies.

(g) Personal Property. SPC has good and marketable title to all of its tangible personal property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges, and restrictions, except for liens, if any, for personal property taxes not due. Such property is used by SPC in the ordinary course of its business and is sufficient for continued conduct of SPC's business after the Closing Date in substantially the same manner as

conducted prior to the Closing Date. Such property is in good operating condition and repair, normal wear and tear excepted, and normal maintenance has been performed.

(h) Intangible Property. SPC owns, or possesses, adequate licenses or other valid rights to use all existing United States and foreign patents, trade names, service marks, copyrights, trade secrets, and applications therefor listed in the SPC Schedule, which are material to its business as currently conducted (the "**SPC Intellectual Property Rights**"), except where the failure to have such SPC Intellectual Property Rights would not reasonably be expected to have an Adverse Effect. SPC has the right and authority to use, and to continue to use such SPC.

(i) Intellectual Property Rights after the Closing Date. Such property in connection with the conduct of its business in the manner presently conducted, and to its Knowledge such use or continuing use does not and will not materially infringe upon or violate any rights of any other person.

(j) Real Property. Except as specified on the SPC Schedule, SPC is not a party to any material lease agreements and does not have any interests in any parcel of real property, improved or otherwise.

(k) Tax Matters. Within the times and in the manner prescribed by law, SPC has filed, or will have filed, all federal, state and local tax returns and all tax returns for other governing bodies having jurisdiction to levy taxes upon it that are required to be filed. SPC has paid all taxes, interest, penalties, assessments and deficiencies that have become due, including without limitation income, franchise, real estate, and sales and withholding taxes. No examinations of the federal, state or local tax returns of SPC are currently in progress or threatened and no deficiencies have been asserted or to SPC's Knowledge assessed against SPC as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened.

(l) Books and Records, and Audit. The general ledger and books of account of SPC, all minute books of SPC, all federal, state and local income, franchise, property and other tax returns filed by SPC, all of which have been made available to ASHI, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations, except as would reasonably be expected to have an Adverse Effect. The financial statements of SPC shall have been determined to be auditable by an PCAOB registered auditor in accordance with GAAP, and all SEC rules and regulations, so as to afford ASHI the opportunity to file its Registration Statement under the Securities Act of 1933. SPC shall pay such charges.

(m) Contracts and Commitments. The SPC Schedule lists all material contracts and agreements to which SPC is a party, whether written or oral, other than those between SPC and ASHI. Each such contract is a valid and binding agreement of SPC, enforceable against SPC in accordance with its terms, is in full force and effect and represents the material terms of the agreement between the respective parties. SPC has materially complied with all obligations required pursuant to such contracts to have been performed by SPC on its part and neither SPC nor, to SPC's knowledge, any other party to such contract is in breach of or default in any material respect under any such contract.

(n) Compliance with Laws. SPC has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business as currently conducted and own and operate its assets, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect. To SPC's Knowledge, SPC is not in violation of any federal, state or local law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its business or its properties.

(o) Employee Benefit Plans. Except as specified on the SPC Schedule, SPC has no (A) employee benefit plans as defined in ERISA Section 3(3), (B) bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plans, or (C) material unexpired severance agreements with any current or former employee.

(p) Indebtedness to and from Affiliates. Except for intercompany payables to TPT Global Tech, Inc., SPC is not indebted, directly or to SPC's Knowledge indirectly, to any officer, director or affiliate (10%) stockholder of SPC in any amount other than for salaries for services rendered or reimbursable business expenses, and no such person is indebted to SPC except for advances made to employees of SPC in the ordinary course of business to meet reimbursable business expenses.

(q) Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by SPC and that are necessary for the execution and delivery by SPC of this Agreement or any documents to be executed and delivered by SPC in connection therewith have been, or prior to the Closing Date will be, obtained and satisfied.

(r) No Brokers. No broker or finder has acted for SPC in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements, or understandings made by or on behalf of SPC.

(s) Disclosure. The information concerning SPC set forth in this Agreement, the exhibits and schedules hereto, and any document, statement or certificate furnished or to be furnished in connection herewith does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

(t) Tax Treatment. Neither SPC nor, to the Knowledge of SPC, any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368 of the Tax Code.

(u) Absence of Liabilities. Except as set forth on SPC's balance sheet, SPC does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, that exceeds an aggregate of $1,000.

Section 6. ASHI's, Acquisition Sub's Representations and Warranties. Each of ASHI, and Acquisition Sub represents and warrants to SPC, the surviving corporation, that the statements contained in this Section are true and correct as of the Effective Date and will be true and correct as of the Closing Date, as set forth herein and the attached Schedule 5 (the "**ASHI Schedule**"), arranged in sections corresponding to the paragraphs in this Section to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to such other paragraphs.

(a) .

(i) ASHI is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. ASHI is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an

Adverse Effect. Certified copies of its Articles of Incorporation and Bylaws, as amended to date, have been made available to SPC, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. ASHI is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

(ii) Acquisition Sub is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Certified copies of its Certificate of Incorporation and Bylaws have been made available to SPC, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. Acquisition Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

(b) Capitalization.

(i) Acquisition Sub. SPC Acquisition Corp. has 1,000 shares authorized and 1,000 shares issued and outstanding to ASHI.

(ii) ASHI's authorized capital stock consists of 1,000,000,000 shares of common stock, and approximately 822,000 shares of Common Stock of ASHI will be issued and outstanding at closing and 10,000,000 shares of Preferred stock are authorized. There will be, at closing, 500,000 shares of Series A Super Majority Voting Preferred Convertible Stock issued and outstanding to M. A. Littman Atty, Defined Benefit Plan. At closing, all of the issued and outstanding shares of common and Preferred stock of ASHI will have been duly and validly issued and fully paid, are non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws.

(iii) Except as shown on the Schedule 6 attached hereto, there are no outstanding (A) options, warrants, or other rights to purchase from ASHI any capital stock of ASHI or Acquisition Sub; (B) debt securities or instruments convertible into or exchangeable for shares of such stock; or (C) commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of ASHI or Acquisition Sub.

(iv) ASHI shall own all of the outstanding capital stock of Acquisition Sub (1,000 shares) free and clear of all liens or other encumbrances, as of closing hereunder.

(c) No Subsidiaries. Except for Acquisition Sub and as provided in the ASHI Schedule, ASHI does not own any capital stock or other equity interest in any corporation, partnership, joint venture or other entity, except Vapor Hub International, Inc.

(d) Authorization. Each of ASHI and Acquisition Sub has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ASHI and Acquisition Sub and the consummation by ASHI and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by ASHI or Acquisition Sub, respectively, and no other corporate proceedings on the part of ASHI or Acquisition Sub, respectively, and no stockholder vote or consent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ASHI and Acquisition Sub. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which ASHI or Acquisition Sub is a party constitute the valid and legally binding obligations of ASHI and Acquisition Sub, respectively, enforceable

against ASHI and Acquisition Sub, respectively, in accordance with their terms, except as may be limited by principles of equity or applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally. The execution, delivery and performance by ASHI and Acquisition Sub of this Agreement and the agreements provided for herein, and the consummation by ASHI and Acquisition Sub of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, violate the provisions of the Articles of Incorporation or Bylaws of ASHI, the Certificate of Incorporation or Bylaws of Acquisition Sub, or (i) violate any judgment, decree, order or award of any court, governmental body or arbitrator; (ii) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of ASHI or Acquisition Sub pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which ASHI or Acquisition Sub is a party or by which ASHI Acquisition Sub or any of their respective properties is or may be bound; or (iii) to ASHI's or Acquisition Sub's 's Knowledge, violate the provisions of any law, rule or regulation applicable to ASHI or Acquisition Sub, except where such violation would not reasonably be expected to have an Adverse Effect.

(e) No Conflict. The execution and delivery of s Agreement by ASHI or Acquisition Sub does not require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any property or asset of ASHI or Acquisition Sub pursuant to any material agreement of ASHI or Acquisition Sub or other instrument or obligation of ASHI or Acquisition Sub.

(f) Absence of Liabilities. Acquisition Sub does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, that exceeds an aggregate of $1,000. ASHI subsidiary, Vapor Hub International, Inc. carries a reserve for liability of a legal action in the amount of $25,000 for which has been deposited $25,000 and 50,000 shares of common stock is to be issued immediately hereafter, in the name of Vapor Hub International, Inc. The subsidiary, Vapor Hub International, Inc. is being divested concurrent with the closing hereunder, to a third party, in consideration of a Purchase and Indemnity Agreement.

(g) Tax Treatment. Neither ASHI nor, to the Knowledge of ASHI, any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368 of the Tax Code.

Section 7. Other Covenants and Agreements of the Parties.

(a) Acquisition Sub Consent of Stockholders. Acquisition Sub shall take the action necessary, in accordance with the General Corporation Law of the State of Delaware, and its Certificate of Incorporation and Bylaws, to obtain the unanimous written consent of its stockholders (the Sole Shareholder is ASHI). to approve the adoption and approval of this Agreement and the transactions contemplated hereby.

(b) SPC Shareholders Approval. SPC shall take all action necessary, in accordance with the Corporation Law of the State of Nevada, and its Certificate of Incorporation and Bylaws, to obtain written consent of at least 51% of its shareholders, in lieu of a shareholder meeting to approve the adoption and approval of this Agreement and the transactions contemplated hereby, and conversion of the limited liability company to a corporation.

(c) ASHI Compensation Arrangements. ASHI intends to compensate consultants of ASHI concurrent with closing for services in the amount of 300,000 shares which are included in the total to be outstanding at closing

(d) Expenses. All expenses for filing the necessary documents with the OTC Markets and the SEC under the Rules and Regulations, for the S-1 Registration Statement shall be borne after the closing by ASHI. The necessary documents to be filed shall be the personal information forms for shareholders of more than 5%, and for the officers, directors and more than 10% shareholders, and any OTC Markets filings.

Section 8. SPC's Conditions to the Merger. The obligation of SPC to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by SPC:

(a) Each of the representations and warranties of ASHI and Acquisition Sub contained in this Agreement shall be true and correct as of the date of this Agreement, except to the extent that any changes, circumstances, or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Adverse Effect and at the Closing each of ASHI and Acquisition Sub shall have delivered to SPC a certificate to that effect;

(b) Any governmental or third-party approvals required to effect the Merger shall have been obtained.

(c) Each of ASHI and Acquisition Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and at the Closing ASHI shall have delivered to SPC a certificate to that effect.

(d) From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning ASHI or Acquisition Sub that has had or could be reasonably likely to have an Adverse Effect.

(e) SPC shall have received a resolution from ASHI's Board of Directors, approving the Merger and authorizing the issuances of the shares of ASHI Common Stock hereto, and appointing the new directors, concurrent with the resignation of the prior directors.

(f) The stockholder of Acquisition Sub (ASHI) and the stockholders of SPC shall have approved the principal terms of this Agreement, the Merger and the transactions contemplated herein in accordance with applicable law and their Certificate of Incorporation and Bylaws.

(g) ASHI shall promptly, after closing, apply to the OTCQB, for listing in accordance with its rules and it shall obtain OTC approval as soon as possible after closing for the change of control and amendment from its "Shell Status" to non-shell.

(h) The company, ASHI, shall have entered into a purchase agreement ("**SPA**") with the holder of the 500,000 shares of Series A Super Majority Voting Preferred Stock for the repurchase of such shares by the instrument of a convertible promissory note providing for registration rights for conversion and resale of conversion common shares to satisfy the notes. The Series A Preferred Stock shall be held as collateral under a Pledge and Security Agreement until the Note is paid in full, at which time it may be retired. The forms of the SPA and the Note and Pledge and Security Agreement are attached as Schedule 8.

Section 9. ASHI's, Acquisition Sub's Conditions to the Merger. The obligations of ASHI and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date, or as otherwise noted, of the following conditions, unless waived by ASHI:

(a) Each of the representations and warranties of SPC contained in this Agreement shall be true and correct as of the date of this Agreement, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Adverse Effect and at the Closing SPC shall have delivered to ASHI a certificate to that effect;

(b) SPC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and at the Closing SPC shall have delivered to ASHI a certificate to that effect.

(c) From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance, or event concerning SPC that has had or could be reasonably likely to have an Adverse Effect.

(d) SPC shall have delivered to ASHI a complete and accurate SPC shareholder Schedule and such schedule shall have been approved by ASHI and shall have converted to a corporate entity;

(e) As a continuing covenant, SPC shall deliver to ASHI, within 45 days of closing, unaudited balance sheets of SPC as of December 31, 2022, and the related statements of operations, changes in shareholders' equity and cash flows and footnotes, in compliance with SEC rules and regulations, and OTC Markets rules and guidelines.

(f) At closing, SPC shall have delivered to ASHI an executed copy of the Lock-Up Agreement, duly executed by ASHI and each of the exchanging SPC shareholders who will own ten per cent (10%) or more of the common stock of ASHI, post-merger, to be subject to the Lockup except with the permission of the company in conjunction with the filing of a Registration Statement under the '33 Act, for distribution to shareholders of TPT Global Tech, Inc.

(g) The company, ASHI, shall have entered into a purchase agreement (“**SPA**”) with the holder of the 500,000 shares of Series A Super Majority Voting Preferred Stock for the repurchase of such shares by the instrument of a convertible promissory note providing for registration rights for conversion and resale of conversion common shares to satisfy the notes. The Series A Preferred Stock shall be held as collateral under a Pledge and Security Agreement until the Note is paid in full, at which time it may be retired. The forms of the SPA and the Note and Pledge and Security Agreement are attached as Schedule 8.

(h) Absence of Liabilities. ASHI does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, that exceeds an aggregate of $2,000. ASHI subsidiary, Vapor Hub International, Inc. carries a reserve for liability of a legal action in the amount of $25,000 for which has been deposited $25,000 and 50,000 shares of common stock in the name of Vapor Hub International, Inc.

Section 10. Indemnification of Directors and Officers. All rights to indemnification by SPC and ASHI existing in favor of each individual who is an officer or director of SPC or ASHI of the date of this Agreement (each such individual, an "**Indemnified Person**") for his acts and omissions as a director or officer of SPC or ASHI occurring prior to the Effective Time, as provided in SPC's Certificate of

Incorporation or Bylaws (as in effect as of the date of this Agreement) or ASHI's Articles of Incorporation or Bylaws (as in effect as of the date of this Agreement) shall survive the Merger and shall continue in full force and effect (to the fullest extent such rights to indemnification are available under and are consistent with applicable law) for a period of six years from the Closing Date.

Section 11. Confidentiality. Each Party shall ensure that any nonpublic information provided to it by any other Party in confidence shall be treated as strictly confidential and that all such confidential information that each Party or any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereinafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the other such parties, any affiliate thereof, or any customer or supplier thereof shall not be published, disclosed, or made accessible by any of them to any other person at any time or used by any of them, in each case without the prior written consent of the other Party; provided, however, that the restrictions of this Section shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information was in the public domain when received or thereafter enters the public domain other than because of disclosures by the receiving Party. Each such Party shall cause all of such other persons who received confidential information, from time to time to deliver to the disclosing party all tangible evidence of such confidential information to which the restrictions of this Section apply upon written request.

Section 12. Termination

(a) This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger:

(i) by mutual written consent of ASHI and SPC

(ii) by either ASHI or SPC if any governmental entity shall have issued an order, decree or rul ing or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable,

(iii) by either ASHI or SPC, so long as such Party is not in breach hereunder, if the Merger shall not have been consummated on or before closing date (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party's cure of such failure); provided, however, that if either ASHI or SPC requests an extension of the Closing after this date and the other Party consents in writing, then neither Party may terminate this Agreement under this provision until the expiration of such extension period;

(iv) by ASHI, if there has been a material breach of this Agreement on the part of SPC of its continuing obligations hereunder or if any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by ASHI to SPC; or

(v) by SPC, if there has been a material breach of this Agreement on the part of ASHI of its obligations hereunder or if any of its representations or warranties contained herein shall be materially inaccurate and such breach or inaccuracy is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by SPC to ASHI.

(b) In the event of termination of this Agreement by either SPC or ASHI provided in this Section 12, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ASHI or SPC, other than the provisions of the last sentence of Section 11 and this Section 12. Nothing contained in this Section 12 shall relieve any Party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

Section 13. Miscellaneous.

(a) Survival. The representations and warranties of the Parties will terminate at the Effective Time and only those covenants that by their terms survive the Effective Time shall survive the Effective Time. This Section 13 shall survive the Effective Time.

(b) Press Releases and Public Announcements. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing requirement or trading agreement.

(c) No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d) Notices. All notices required or permitted under this Agreement will be in writing and will be given by certified or regular mail or by any other reasonable means (including personal delivery, facsimile, or reputable express courier) to the Party to receive notice at the following addresses or at such other address as any Party may, by notice, direct:

To ASHI & Acquisition Sub:	Asberry 22 Holdings, Inc. SPC Acquisition, Inc.
To SPC	TPT SpeedConnect LLC stephen@tptglobaltech.com
With a copy to: (which will not constitute notice)	Michael A. Littman, Attorney at Law PO Box 1839 Arvada, CO 80001

All notices given by certified mail will be deemed as given on the delivery date shown on the return mail receipt, and all notices given in any other manner will be deemed as given when received.

(e) Survival. The representations and warranties of the Parties will terminate at the Effective Time and only those covenants that by their terms survive the Effective Time shall survive the Effective Time. This Section 13 shall survive the Effective Time.

(f) Press Releases and Public Announcements. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing requirement or trading agreement.

(g) Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising from this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the waiving Party, (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of

the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(h) Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and of the documents referred to in this Agreement.

(i) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, which may be granted or withheld at the sole discretion of such other Parties. Any unauthorized assignment is void.

(j) Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

(k) Expenses. Each Party will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by such Party in connection with the transactions contemplated by this Agreement.

(l) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws.

(m) Counterparts: Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document. Facsimiles and electronic copies in portable document format ("**PDF**") containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

(n) Entire Agreement. This Agreement, the schedules and exhibits hereto, and the agreements and instruments to be delivered by the Parties on Closing represent the entire understanding and agreement between the Parties and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings.

(o) Amendment. This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended by the Parties hereto except by execution of an instrument in writing signed on behalf of each of ASHI, SPC, and Acquisition Sub.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

TPT SpeedConnect LLC

DocuSigned by:

By:

Its: Manager-Member

SPC Acquisition, Inc.

DocuSigned by:

By:

Its: Chief Executive Officer

ASBERRY 22 HOLDINGS, INC.

By:

Its: Chief Executive Officer

Schedule 1- Definitions

Schedule 2 - Form of Exchange Agreement with Representations

Schedule 3 – Lock Up Agreement

Schedule 4 - Convertible Promissory Note

Schedule 5 – ASHI Schedule

Schedule 6 – SPC Outstanding Options and Warrants - None